Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of January 25, 2016, by and between VistaGen Therapeutics, Inc., a Nevada corporation (the “Company”), and Platinum Long Term Growth VII, LLC (“Platinum”) and Montsant Partners, LLC, an organization affiliated with Platinum (“Montsant” and, together with Platinum, the “Holders”).

RECITALS

WHEREAS, the Holders currently hold shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and certain outstanding warrants to purchase an aggregate total of 2,368,658 shares of the Common Stock, as more particularly set forth on Schedule A-1 hereto (the “Warrants”);

WHEREAS, the Company and the Holders desire to: (i) exchange a total of 200,000 shares of Common Stock for 200,000 shares of the Company’s newly created Series C Convertible Preferred Stock (the “Series C Preferred”); and (ii) cancel and retire the Warrants, in exchange for a total of 1,776,494 shares of Series C Preferred, an amount equal to 0.75 of one share of Series C Preferred for every share of Common Stock issuable upon exercise of the Warrants (the “Exchange”);

WHEREAS, the Company and Platinum are parties to that certain Note Exchange and Purchase Agreement, originally dated October 11, 2012 (the “NEPA”), as amended;

WHEREAS, as more particularly set forth on Schedule A-2 hereto, Platinum currently holds 425,000 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”), which, pursuant to the NEPA, Platinum has the option to convert into 637,500 shares of Common Stock, after giving effect to the 1-for-20 reverse split of the Company’s Common Stock implemented on August 14, 2014, and, upon such conversion of all of its shares of Series A Preferred, receive five-year warrants to purchase an aggregate of 455,358 post-split shares of Common Stock (the “Series A Warrants”) (the “NEPA Option”);

WHEREAS, subject to the terms of this Agreement, and the Acknowledgement and Assignment, dated as of the date hereof, a copy of which is attached hereto as Exhibit A (“Assignment”), the Company and Platinum desire to terminate Platinum’s right to receive the Series A Warrants pursuant to the NEPA Option; and

WHEREAS, as consideration for the termination of Platinum’s right to receive Series A Warrants pursuant to the NEPA Option, the Company desires to issue to Platinum 341,518 shares of Series C Preferred.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.           Termination of Right to Receive Series A Warrants.

(a)           Upon execution of this Agreement, Platinum hereby terminates its right to receive Series A Warrants pursuant to the NEPA Option, as set forth in Section 1.1.1 of the NEPA, which are not otherwise sold, assigned or transferred under the terms of the Assignment.  Accordingly, in the event Platinum chooses to convert its shares of Series A Preferred, Platinum will be entitled to receive up to 637,500 shares of Common Stock, and will not be entitled to receive Series A Warrants.

(b)           As consideration for the termination of Platinum’s right to receive Series A Warrants under the NEPA Option, the Company agrees to issue to Platinum 341,518 shares of Series C Preferred.

(c)           The foregoing shall not affect the right of Platinum to assign its right to the Series A Warrants under the terms of the Assignment, which assignment thereunder shall remain in full force and affect with respect to the Series A Warrants sold, transferred and assigned by Platinum thereunder.

2.           Exchange.

(a)           In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Holders agree to deliver and surrender to the Company: (i) certificates representing 200,000 shares of Common Stock, and (ii) and, for cancellation, 2,368,658 Warrants, in exchange for an aggregate total of 1,976,494 shares of Series C Preferred (the “Exchange Shares”), and the Company agrees to issue and deliver the Exchange Shares to the Holders.

(b)            The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Sections 5 and 6 hereof (the “Closing Date”).

(c)            At the Closing, the Holders shall deliver to the Company the certificates representing the shares of Common Stock, and, for cancellation, the Warrants.  At the Closing, the Company shall issue to the Holders a certificate(s) evidencing the Exchange Shares.

3.           Representations, Warranties and Covenants of the Holders. The Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)           Each of the Holders is a limited liability company validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           This Agreement has been duly authorized, validly executed and delivered by each of the Holders and is a valid and binding agreement and obligation of the Holders, enforceable against each of the Holders in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(c)           The Holders understand that the 2,168,012 shares of Series C Preferred issuable pursuant this Agreement (the “Shares”) are being offered and sold to it in reliance on specific provisions of Federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

(d)           The Holders are each an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(e)           The Holders are and will be acquiring the Shares for each Holder’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, the Holders do not covenant to hold the Shares for any minimum period of time.

(f)           The offer and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof.  The Holders understand that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Shares can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(g)           The Holders own and hold, beneficially and of record, the entire right, title, and interest in and to the shares of Common Stock to be exchanged pursuant to this Agreement and the Warrants free and clear of all rights and Encumbrances (as defined below).   The Holders have the full power and authority to vote, transfer and dispose of the shares of Common Stock to be exchanged pursuant to this Agreement and the Warrants free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the shares of Common Stock to be exchanged pursuant to this Agreement and the Warrants.  As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(h)         Each Holder hereby agrees that, beginning on the date first set forth above and during the 180-day period thereafter (the “Restriction Period”), it will not sell, transfer or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all stockholders of the Company in connection with merger, consolidation or similar transaction involving the Company.  The Holders further agree that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held either Holder in violation of this Section 3(h).  The Company agrees not to allow to occur any transaction inconsistent with this Section 3(h).

4.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to the Holders, and covenants for the benefit of the Holders, as follows:

(a)           The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)           The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)           This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)           The execution and delivery of the Agreement and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

(e)           The delivery and issuance of the Shares in accordance with the terms of and in reliance on the accuracy of each Holder’s representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

(f)           No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by this Agreement.

(g)           The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

(h)           The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.  Other than the termination of the NEPA Option and the exchange of the shares of Common Stock and Warrants, the Company has not received any consideration for the Shares.

(i)           The Company shall cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), comply with all requirements related to any registration statement filed pursuant to this Agreement, and not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act and the Securities Act, except as permitted herein.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTCQB Marketplace or other exchange or market on which the Common Stock is trading.

(k)           The Company shall promptly deliver shares of Common Stock to the Holders upon either Holder’s request to convert all or any portion of the Shares.

5.           Conditions Precedent to the Obligation of the Company to Consummate the Exchange.  The obligation hereunder of the Company to issue and deliver the Shares to the Holders and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)           Each Holder shall have executed and delivered this Agreement.

(b)           The Holders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holders at or prior to the Closing Date.

(c)           The representations and warranties of the Holders shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

6.           Conditions Precedent to the Obligation of the Holders to Consummate the Exchange. The obligation hereunder of the Holders to surrender the shares of Common Stock to be exchanged pursuant to this Agreement and the Warrants, accept the Exchange Shares and consummate the exchange thereof is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below.  These conditions are for the Holders’ sole benefit and may be waived by the Holders at any time in its sole discretion.

(a)           The Company shall have executed and delivered this Agreement.

(b)           The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)           Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d)           No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

(e)           As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto.  As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

7.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each Party waives its right to a trial by jury.  Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

8.           Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 8), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8.

(a)           if to the Company:

VistaGen Therapeutics, Inc. 343 Allerton Avenue South San Francisco, California 94080 Attention: Chief Executive Officer Tel. No.: (650) 577-3600 Fax No.: (888) 482-2602
with a copy to:
Disclosure Law Group 600 West Broadway, Suite 700 San Diego, California 92101 Attention: Daniel W. Rumsey, Esquire Tel No.: (619) 795-1134 Fax No.: (619) 330-2101

(b)           if to the Holders:

Platinum Partners 250 West 55th Street, 14th Floor New York, NY 10019 Attention: Suzanne Horowitz Tel. No.: 212-582-2222 Fax No.: 212-582-2424

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

9.           Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

10.         Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

VISTAGEN THERAPEUTICS, INC.
By:	/s/ Shawn K. Singh
Name: Shawn K. Singh Title: CEO
PLATINUM LONG TERM GROWTH VII, LLC
By:	/s/ David Steinberg
Name: David Steinberg Title: Authorized Signatory
MONTSANT PARTNERS, LLC
By:	/s/ David Steinberg
Name: David Steinberg Title: Authorized Signatory

SCHEDULE A-1

SCHEDULE OF WARRANTS

Warrant Holder	Warrant Number	Date of Issuance	Date of Expiration	Exercise Price	Shares Subject to Exchange
Montsant Partners, LLC Bonus Warrants	CSW-693	5/12/2015	5/12/2020	$7.00	1,200,000
Montsant Partners, LLC (1)	CSW-694	5/12/2015	5/12/2020	$7.00	469,958
Montsant Partners, LLC	CSW-731	6/19/2015	6/19/2020	$7.00	14,286
Montsant Partners, LLC	CSW-738	7/1/2015	7/1/2020	$7.00	14,286
Montsant Partners, LLC	CSW-741	7/9/2015	7/9/2020	$7.00	14,286
Montsant Partners, LLC	CSW-742	7/15/2015	7/15/2020	$7.00	28,572
Montsant Partners, LLC	CSW-743	7/28/2015	7/28/2020	$7.00	28,572
Montsant Partners, LLC	CSW-744	8/5/2015	8/5/2020	$7.00	42,858
Montsant Partners, LLC	CSW-759	9/3/2015	9/3/2020	$7.00	35,715
Montsant Partners, LLC	CSW-760	9/9/2015	9/9/2020	$7.00	35,715
Montsant Partners, LLC	CSW-763	11/12/2015	11/12/2020	$7.00	21,429
Montsant Partners, LLC	CSW-769	12/31/2015	12/31/2020	$7.00	142,857
Montsant Partners, LLC Total (5)					2,048,534

Platinum Long Term Growth VII, LLC (2)	CSW-516	10/11/2012	10/11/2017	$7.00	77,264
Platinum Long Term Growth VII, LLC (2)	CSW-517	10/11/2012	10/11/2017	$7.00	30,358
Platinum Long Term Growth VII, LLC (2)	CSW-518	10/19/2012	10/19/2017	$7.00	30,358
Platinum Long Term Growth VII, LLC (2)	CSW-558	2/22/2013	2/22/2018	$7.00	15,179
Platinum Long Term Growth VII, LLC (2)	CSW-567	3/12/2013	3/12/2018	$7.00	45,536
Platinum Long Term Growth VII, LLC (2)	CSW-571	7/26/2013	7/26/2018	$7.00	15,179
Platinum Long Term Growth VII, LLC	CSW-611	4/1/2014	12/31/2016	$10.00	10,625
Platinum Long Term Growth VII, LLC	CSW-621	5/14/2014	12/31/2016	$10.00	10,625
Platinum Long Term Growth VII, LLC	CSW-627	6/17/2014	12/31/2016	$10.00	10,625
Platinum Long Term Growth VII, LLC	CSW-654	1/5/2015	12/31/2016	$10.00	21,250
Platinum Long Term Growth VII, LLC	CSW-655	1/5/2015	12/31/2016	$10.00	31,875
Platinum Long Term Growth VII, LLC	CSW-660	1/13/2015	12/31/2016	$10.00	21,250
Platinum Long Term Growth VII, LLC Total					320,124
Total Warrants outstanding					2,368,658

SCHEDULE A-2

CONVERSION OF SERIES A PREFERRED

	Prior to the execution of this Agreement:	Following the execution of this Agreement:

Series A Preferred held:	425,000	425,000
Shares of Common Stock issuable upon conversion:	637,500	637,500
Series A Warrants issuable upon conversion:	455,358	–